Exhibit 99.1

IntelGenx Achieves Positive Bioequivalence Results for a Leading Branded
Anti-Psychotic Using VersaFilm Oral Thin Film Technology

SAINT LAURENT, QUEBEC, February 7, 2011 - IntelGenx Corp. (TSX-V: IGX) (OTCBB: IGXT) ("IntelGenx") today announced the completion of a pilot study that indicates that IntelGenx has successfully developed a novel oral film, INT0022, that is bioequivalent to a leading branded anti-psychotic. INT0022 has been developed using IntelGenx' proprietary immediate release “VersaFilm” drug delivery technology. According to IMS Health, the global anti-psychotic market was worth $22.5 billion in 2008.

IntelGenx’ President and CEO Dr. Horst Zerbe commented, “We now have successfully demonstrated bioequivalence in humans with three different thin film products, giving IntelGenx what we believe is one of the deepest thin film pipelines in the pharmaceutical industry.”

This was a randomized, two-period, two-way crossover study in healthy male subjects. The study was designed to determine whether INT0022 is bioequivalent to a leading anti-psychotic product as measured by industry standard pharmacokinetic measures, peak plasma concentration (Cmax) and area under the curve (AUC). The study results indicate that INT0022 falls within the range of bioequivalency for both Cmax and AUC and allow IntelGenx to advance the product to the pivotal bioequivalency study.

“Oral thin films could offer some unique advantages over conventional methods of medication, especially in patients with anti-psychotic behavioural symptoms where patient compliance is an issue,” added Dr. Zerbe. “Furthermore, our thin films are engineered to reduce drug exposure in the gastrointestinal tract, which could be a substantial benefit in minimizing certain GI related side effects that are frequently associated with anti-psychotic medicines. We will be exploring this and other potential benefits in our upcoming pivotal study.”

Following the successful completion of the INT0022 pilot study, the Company now plans to commence scale-up and manufacturing of the pivotal batches required to support a pivotal clinical study and a future regulatory 505(b)(2) filing.

About IntelGenx Corp.:

IntelGenx Corp. is a drug delivery company focused on the development of oral controlled-release products as well as novel rapidly disintegrating delivery systems. IntelGenx uses its unique multiple layer delivery system to provide zero-order release of active drugs in the gastrointestinal tract. IntelGenx has also developed novel delivery technologies for the rapid delivery of pharmaceutically active substances in the oral cavity based on its experience with rapidly disintegrating films. IntelGenx' research and development pipeline includes products for the treatment of pain, hypertension, erectile dysfunction and depressive disorders. More information is available about the company at www.intelgenx.com.

Forward Looking Statements:

This document may contain forward-looking information about IntelGenx' operating results and business prospects that involve substantial risks and uncertainties. Statements that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements include, but are not limited to, statements about IntelGenx' plans, objectives, expectations, strategies, intentions or other characterizations of future events or circumstances and are generally identified by the words "may," "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "could," "would," and similar expressions. All forward looking statements are expressly qualified in their entirety by this cautionary statement. Because these forward-looking statements are subject to a number of risks and uncertainties, IntelGenx' actual results could differ materially from those expressed or implied by these forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the heading "Risk Factors" in IntelGenx' annual report on Form 10-K for the fiscal year ended December 31, 2009, filed with the United States Securities and Exchange Commission and available at www.sec.gov, and also filed with Canadian securities regulatory authorities and www.sedar.com. IntelGenx assumes no obligation to update any such forward-looking statements.

Each of the TSX Venture Exchange and OTC Bulletin Board has neither approved nor disapproved the contents of this press release.

Contacts:
IntelGenx Corp.
Dr. Horst G. Zerbe
President and CEO
Tel: +1 514-331-7440 (ext. 201)
Fax: +1 514-331-0436
horst@intelgenx.com
www.intelgenx.com